Exhibit 1.01

Conflict Minerals Report of 3D Systems Corporation

in Accordance with Rule 13p-1 of the Securities Exchange Act of 1934

This Conflict Minerals Report of 3D Systems Corporation (“3D Systems” or the “Company” or “we” or “us”) for the calendar year ended December 31, 2022 is being filed in accordance with Rule 13p-1 (“Rule 13p-1”) of the Securities Exchange Act of 1934. Please refer to Rule 13p-1, Form SD and Release No. 34-67716 for definitions of the terms used in this Conflict Minerals Report, unless otherwise defined herein.

3D Systems undertook due diligence intended to determine the conflict minerals status of raw materials used in its 3D-printing-centric design-to-manufacturing solutions, including 3D printers and corresponding materials, digitizers, 3D scanners and haptic devices.. As described in our accompanying Form SD, we sought information from our direct suppliers, with those suppliers in turn seeking similar information within their supply chains to identify the original sources of necessary conflict minerals.

3D Systems’ due diligence measures were based upon, and designed to conform, in all material respects, with the due diligence framework established by the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Consistent with the OECD Guidelines, 3D Systems due diligence measures included:

Step 1. Establish Strong Company Management Systems

We formed a multi-disciplinary conflict mineral working group to oversee compliance with Rule 13p-1 and our responsible sourcing of conflict minerals. This working group includes members of senior management and is responsible for all aspects of our responsible conflict minerals sourcing program. We have also developed a Conflict Minerals Policy and Supplier Code of Conduct (each of which can be found at www.3dsystems.com/make-an-impact) that further reflect our commitment to responsible sourcing of conflict minerals.

Step 2. Identify and Assess Risks in the Supply Chain

To determine whether any conflict minerals used in the manufacturing of components for our products originated in the Democratic Republic of the Congo or an adjoining country, we retained a third-party service provider to assist us in collecting and reviewing data from our supply chain. With the assistance of the third-party service provider, we engage with our direct suppliers to evaluate the source of conflict minerals in our products. Upon receiving a Conflict Minerals Reporting Template (“CRMT”), it is reviewed for consistency and accuracy. This review also includes checking all identified smelters and refiners against the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Process database (the “RMI Database”). The majority of smelters and refiners identified in our supply chain were listed as compliant with the relevant Responsible Minerals Assurance Process assessment protocols in the RMI Database as of May 8, 2023, as identified on Table A. The smelters and refiners listed in Table A may not be all of the smelters and refiners in our supply chain, since certain suppliers were unable to identify the smelters and refiners of some of the necessary conflict minerals content contained in our products and because not all suppliers responded to our inquiries.

Table B contains an aggregated list of the countries of origin from which the reported smelters and refiners collectively source conflict minerals, based on information provided by suppliers and RMI. Many responses were provided at the company level and, therefore, Table B may contain more countries than those that our products are being sourced from.

From the responses that we received, we identified a small number of smelters that potentially posed a risk due to the presence of some red flag indicators. For suppliers that identified these specific smelters of concern on their CMRT, an escalation plan is in process.

After exercising due diligence, the country of origin of conflict minerals contained within our products cannot be readily determined at this time. We are unable to determine this information with greater specificity at this time because certain of our direct suppliers were unable to provide the information to us.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We have continued to look for ways to strengthen our conflict minerals compliance program, including the processes outlined above. In addition, we will continue to collaborate with our direct suppliers so that they and we are better able to track the sourcing of conflict minerals with greater precision. To accomplish this objective, we will continue outreach and education efforts among the direct supplier base, particularly with respect to direct suppliers that are unable to provide greater transparency as to their own sourcing practices. We encourage direct suppliers to source, when feasible, from smelters or refiners that are certified as conflict-free by an independent third party, such as RMI.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

3D System supports audits of conflict minerals smelters and refiners conducted by third parties, such as RMI.

Step 5. Report Annually on Supply Chain Due Diligence

This report and the related Form SD constitute 3D Systems’ annual report on its conflict minerals due diligence and is available free of charge on our website at www.3dsystems.com. Our Conflict Minerals Policy and Supplier Code of Conduct are available at www.3dsystems.com/make-an-impact. Information contained in, and that can be accessed through the website, is not, and shall not be deemed to be, part of this Conflict Minerals Report or incorporated into any other filings we make with the SEC.

Table A

Summary of Identified Smelters and Refiners for Calendar Year ended December 31, 2022

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Advanced Chemical Company*	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.*	Japan	CID000019
Gold	Agosi AG*	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil	CID000058
Gold	Argor-Heraeus S.A.*	Switzerland	CID000077
Gold	Asahi Pretec Corp.*	Japan	CID000082
Gold	Asaka Riken Co., Ltd.*	Japan	CID000090
Gold	Aurubis AG*	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines	CID000128
Gold	Boliden AB*	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG*	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation*	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.*	Italy	CID000233
Gold	Chugai Mining*	Japan	CID000264
Gold	DSC (Do Sung Corporation)*	Korea, Republic Of	CID000359
Gold	Dowa*	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant*	Japan	CID000425
Gold	LT Metal Ltd.*	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH*	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.*	China	CID000707
Gold	Heraeus Germany GmbH Co. KG*	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan	CID000807
Gold	Istanbul Gold Refinery*	Turkey	CID000814
Gold	Japan Mint*	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.*	China	CID000855
Gold	Asahi Refining USA Inc.*	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.*	Canada	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan	CID000937
Gold	Kazzinc*	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC*	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.*	Japan	CID000981

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	LS-NIKKO Copper Inc.*	Korea, Republic Of	CID001078
Gold	Materion*	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.*	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.*	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.*	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore	CID001152
Gold	Metalor Technologies S.A.*	Switzerland	CID001153
Gold	Metalor USA Refining Corporation*	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico	CID001161
Gold	Mitsubishi Materials Corporation*	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.*	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan	CID001325
Gold	MKS PAMP SA*	Switzerland	CID001352
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia	CID001397
Gold	PX Precinox S.A.*	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.*	South Africa	CID001512
Gold	Royal Canadian Mint*	Canada	CID001534
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	SEMPSA Joyeria Plateria S.A.*	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China	CID001736
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan	CID001875
Gold	Shandong Gold Smelting Co., Ltd.*	China	CID001916
Gold	Tokuriki Honten Co., Ltd.*	Japan	CID001938
Gold	Torecom*	Korea, Republic Of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.*	United States Of America	CID001993
Gold	Valcambi S.A.*	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia	CID002030
Gold	Yamakin Co., Ltd.*	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.*	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China	CID002243

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	SAFINA A.S.*	Czechia	CID002290
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation*	United States Of America	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.*	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland	CID002511
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC*	United Arab Emirates	CID002561
Gold	T.C.A S.p.A*	Italy	CID002580
Gold	REMONDIS PMR B.V.*	Netherlands	CID002582
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn*	Kazakhstan	CID002615
Gold	SAAMP*	France	CID002761
Gold	L'Orfebre S.A.*	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi*	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH*	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria	CID002779
Gold	Bangalore Refinery*	India	CID002863
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA*	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Gold	NH Recytech Company*	Korea, Republic Of	CID003189
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan	CID003425
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa	CID003575
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Caridad	Mexico	CID000180
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Abington Reldan Metals, LLC*	United States Of America	CID002708
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)*	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	WEEEREFINING	France	CID003615
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Gold by Gold Colombia*	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China	CID000211
Tantalum	F&X Electro-Materials Ltd.*	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	China	CID000917
Tantalum	AMG Brasil*	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.*	India	CID001163
Tantalum	Mineracao Taboca S.A.*	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan	CID001192

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tantalum	NPM Silmet AS*	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China	CID001277
Tantalum	QuantumClean*	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.*	Japan	CID001869
Tantalum	Telex Metals*	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China	CID002492
Tantalum	D Block Metals, LLC*	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.*	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China	CID002512
Tantalum	KEMET de Mexico*	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.*	Thailand	CID002544
Tantalum	TANIOBIS GmbH*	Germany	CID002545
Tantalum	Materion Newton Inc.*	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.*	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown*	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu*	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.*	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material*	China	CID002842
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China	CID000228
Tin	Alpha*	United States Of America	CID000292
Tin	Dowa*	Japan	CID000402
Tin	EM Vinto*	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals*	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	China Tin Group Co., Ltd.*	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia	CID001105

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Metallic Resources, Inc.*	United States Of America	CID001142
Tin	Mineracao Taboca S.A.*	Brazil	CID001173
Tin	Minsur*	Peru	CID001182
Tin	Mitsubishi Materials Corporation*	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.*	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.*	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng*	Indonesia	CID001399
Tin	PT Babel Inti Perkasa*	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari*	Indonesia	CID001406
Tin	PT Bukit Timah*	Indonesia	CID001428
Tin	PT Mitra Stania Prima*	Indonesia	CID001453
Tin	PT Prima Timah Utama*	Indonesia	CID001458
Tin	PT Refined Bangka Tin*	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa*	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa*	Indonesia	CID001468
Tin	PT Timah Tbk Kundur*	Indonesia	CID001477
Tin	PT Timah Tbk Mentok*	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Rui Da Hung*	Taiwan, Province Of China	CID001539
Tin	Thaisarco*	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China	CID002180
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil	CID002468
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines	CID002517
Tin	PT Cipta Persada Mulia*	Indonesia	CID002696
Tin	Resind Industria e Comercio Ltda.*	Brazil	CID002706
Tin	Aurubis Beerse*	Belgium	CID002773
Tin	Aurubis Berango*	Spain	CID002774
Tin	PT Menara Cipta Mulia*	Indonesia	CID002835
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China	CID003190
Tin	PT Bangka Serumpun*	Indonesia	CID003205
Tin	Tin Technology & Refining*	United States Of America	CID003325
Tin	PT Rajawali Rimba Perkasa*	Indonesia	CID003381
Tin	Luna Smelter, Ltd.*	Rwanda	CID003387

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	Brazil	CID003582
Tin	PT Aries Kencana Sejahtera*	Indonesia	CID000309
Tin	Estanho de Rondonia S.A.*	Brazil	CID000448
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	CV Venus Inti Perkasa*	Indonesia	CID002455
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	CV Ayi Jaya*	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	PT Rajehan Ariq*	Indonesia	CID002593
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Super Ligas	Brazil	CID002756
Tin	PT Sukses Inti Makmur*	Indonesia	CID002816
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	PT Mitra Sukses Globalindo*	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Brazil	CID003486
Tin	CRM Synergies*	Spain	CID003524
Tin	PT Premium Tin Indonesia*	Indonesia	CID000313
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Tommy Utama*	Indonesia	CID001493
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Bangka Prima Tin*	Indonesia	CID002776
Tin	DS Myanmar*	Myanmar	CID003831

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	PT Putera Sarana Shakti (PT PSS)*	Indonesia	CID003868
Tungsten	A.L.M.T. Corp.*	Japan	CID000004
Tungsten	Kennametal Huntsville*	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China	CID000258
Tungsten	Global Tungsten & Powders LLC*	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.*	China	CID000769
Tungsten	Japan New Metals Co., Ltd.*	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China	CID000875
Tungsten	Kennametal Fallon*	United States Of America	CID000966
Tungsten	Wolfram Bergbau und Hutten AG*	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.*	China	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH*	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	Germany	CID002542
Tungsten	Masan High-Tech Materials*	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China	CID002551
Tungsten	Niagara Refining LLC*	United States Of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan, Province Of China	CID003407

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Cronimet Brasil Ltda*	Brazil	CID003468
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.*	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060

* Denotes smelters and refiners that are identified as being compliant with the relevant Responsible Minerals Assurance Process assessment protocols in the RMI Database as of May 8, 2023.

Table B

Country of Origin List for Calendar Year ended December 31, 2022

Country List
Afghanistan
Ãland Islands
Albania
American Samoa
Andorra
Angola
Argentina
Armenia
Aruba
Australia
Austria
Azerbaijan
Bahamas
Barbados
Belarus
Belgium
Benin
Bermuda
Bolivia (Plurinational State of)
Brazil
Bulgaria
Burkina Faso
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo
Czechia
Democratic Republic of Congo
Djibouti
Dominica
Dominican Republic
Ecuador
Egypt
Eritrea

Country List
Estonia
Ethiopia
Finland
France
Georgia
Germany
Ghana
Guam
Guatemala
Guinea
Guyana
Honduras
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jersey
Kazakhstan
Kenya
Korea
Kyrgyzstan
Liberia
Liechtenstein
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands

Country List
New Zealand
Nicaragua
Niger
Nigeria
Norway
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Samoa
Saudi Arabia
Senegal
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
South Sudan
Spain
Sudan
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe